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                                                                EXHIBIT (a)(9)

                            ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of October 31, 2000 (this "Agreement"), is entered into between Head Acquisition, L.P., a Delaware limited partnership ("Head Acquisition LP"), and Head Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Head Acquisition LP ("Head Acquisition Corp").

                                W I T N E S S E T H:

     WHEREAS, Rodamco North America N.V., a company organized under the laws of the Netherlands ("Rodamco NV"), Hexalon Real Estate, Inc., a Delaware corporation ("Hexalon"), Head Acquisition LP, Head Acquisition Corp (collectively with Rodamco NV, Hexalon and Head Acquisition LP, the "Head Parties"), Urban Shopping Centers, Inc., a Maryland corporation ("Urban"), and Urban Shopping Centers, L.P., an Illinois limited partnership, have entered into an Agreement and Plan of Merger, dated as of September 25, 2000 (the "Merger Agreement");

     WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement;

     WHEREAS, pursuant to the Merger Agreement and the Offer Documents, in the event that the Head Parties shall have the right to acquire or otherwise own, in the aggregate, shares of Urban Common Stock pursuant to the Offer or otherwise (including pursuant to the Common Share Option) that are entitled to cast, in the aggregate, at least 90.0% of the votes entitled to be cast on the Merger (the "Triggering Event"), Head Acquisition LP shall assign the rights to acquire the Urban Stock pursuant to the Offer to Head Acquisition Corp, and Head Acquisition Corp shall acquire the Urban Stock tendered pursuant to the Offer;

     WHEREAS, the Triggering Event has occurred; and

     WHEREAS, in accordance with the Merger Agreement, Head Acquisition LP hereby desires to assign to Head Acquisition Corp its rights under the Merger Agreement and the Offer Documents to purchase Urban Stock, and Head Acquisition Corp hereby desires to accept the assignment of such purchase rights.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


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     1.  ASSIGNMENT AND ASSUMPTION.  In accordance with Section 1.1(a)
of the Merger Agreement, Head Acquisition LP hereby assigns to Head Acquisition Corp, and Head Acquisition Corp hereby assumes, all of Head Acquisition LP's rights and obligations to purchase all Urban Stock it is obligated to purchase pursuant to the Offer, as permitted and required under the Offer Documents.

     2.  CONTINUING LIABILITY OF HEAD ACQUISITION LP.  Notwithstanding
Section 1 hereof, no assignment by Head Acquisition LP hereunder shall relieve Head Acquisition LP of its obligations under the Merger Agreement and the Offer Documents in the event that Head Acquisition Corp, as assignee, does not perform such obligations.

     3. AMENDMENT. This Agreement may be amended, modified, or supplemented only by an instrument in writing signed on behalf of each of the parties hereto.

     4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

     5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

     6. ASSIGNMENT. Except as set forth in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by any of the parties hereto, whether by operation of law or otherwise, without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     7. HEADINGS. Headings of the sections of this Agreement are for convenience of the parties hereto only and shall be given no substantive or interpretative effect whatsoever.

                           [Signature page follows]



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     IN WITNESS WHEREOF, each of the following parties has caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                             HEAD ACQUISITION, L.P.

                                             By:  Hexalon Real Estate, Inc.,
                                                  its general partner

                                             By:    /s/ Daniel S. Weaver
                                                  ----------------------------
                                             Name:  Daniel S. Weaver
                                             Title: Vice President


                                             HEAD ACQUISITION CORP.

                                             By:    /s/ Daniel S. Weaver
                                                  ----------------------------
                                             Name:  Daniel S. Weaver
                                             Title: Secretary, Treasurer and
                                                    Vice President



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